Exhibit 99.1

Shenandoah Telecommunications Company
Announces Delayed Filing of Annual Report on Form 10-K and
Receipt of NASDAQ Letter

EDINBURG, Va., March 20, 2017 (GLOBE NEWSWIRE) – Shenandoah Telecommunications Company (“Shentel” or the “Company”) (NASDAQ: SHEN) announced that it is delaying the filing of its Annual Report on Form 10-K for the year ended December 31, 2016 (“Form 10-K”).

On March 1, 2017, Shentel filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) regarding its delayed Form 10-K principally due to the need to devote significant time and resources to finalizing the valuation and purchase price allocation related to the acquisition of NTELOS Holdings Corp. and asset exchange transaction with SprintCom, Inc., an affiliate of Sprint Corporation, on May 6, 2016.  At that time, Shentel expected that it would be able to file the Form 10-K within the 15-day extension period provided by Form 12b-25.  Shentel has subsequently determined that the Company will be unable to do so.  The Company’s independent auditors, KPMG LLP (“KPMG”), have indicated that they require additional time to complete their audit fieldwork and complete their internal quality assurance reviews.  The Company and the Audit Committee of the Company’s Board of Directors are continuing to work diligently with KPMG to complete the audit process relating to the 2016 fiscal year such that the Company is in a position to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC as soon as possible.

Because the filing of the Company’s Form 10-K has been delayed beyond the 15-day extension period of Form 12b-25, on March 17, 2017, Shentel received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company has failed to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Under the NASDAQ Listing Rules, the Company has until May 16, 2017, to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements.  If the Company is still unable to file its Form 10-K by May 16, 2017, then the Company intends to submit a compliance plan on or prior to that date.  If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until August 28, 2017, to regain compliance.  The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period.  If NASDAQ does not accept the Company’s plan, Shentel will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.

The NASDAQ notification letter has no immediate effect on the listing of Shentel’s common stock on the NASDAQ Global Select Market.

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties.  They include, without limitation, statements relating to Shentel’s plans for regaining and submitting a plan of compliance with NASDAQ’s continued listing requirements within the prescribed period; whether or not NASDAQ will accept the plan of compliance; the extension time, if any, granted by NASDAQ for the filing of the Form 10-K; the ongoing audit and the scope, outcome and timing of such audit; and Shentel’s efforts to remediate any issues identified in the audit.  These forward-looking statements are based on current expectations as of the date of this release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: Shentel’s ability to regain compliance with NASDAQ’s continued listing requirements; whether NASDAQ will accept Shentel’s plan of compliance and grant an extension; the impact of the delay in Shentel’s completion of its financial statements and the filing of its Annual Report on Form 10-K; the impact of the ongoing audit; and Shentel’s ability to remediate any issues identified in the audit; and other factors described in Shentel’s Form 10-K for the fiscal year ended December 31, 2015, as well as additional factors we have described in other filings with the SEC.  The risks included above are not exhaustive.  Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC.

Shentel undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides a broad range of diversified communications services through its high speed, state-of-the-art network to customers in the Mid-Atlantic United States.  The Company’s services include: wireless voice and data; cable video, internet and digital voice; fiber network and services; and regulated local and long distance telephone. Shentel is the exclusive personal communications service (“PCS”) Affiliate of Sprint in portions of Pennsylvania, Maryland, Virginia and West Virginia.  For more information, please visit www.shentel.com.

CONTACTS:

Shenandoah Telecommunications, Inc.
Adele Skolits
CFO and VP of Finance
540-984-5161
Adele.skolits@emp.shentel.com

Or

John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200
jnesbett@institutionalms.com